OFFSHORE CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT
                    Electrosource, Inc./Buyer

                                                 November _, 1995

THE  SECURITIES  OFFERED HEREBY HAVE NOT BEEN  AND  WILL  NOT  BE
REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

      THIS OFFSHORE CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT (hereinafter the "Agreement") has been executed by the undersigned in connection with the sale of Convertible Debentures (hereinafter the "Debentures"), convertible into shares of common stock (hereinafter the "Shares") of Electrosource, Inc. (ELSI), 3800 B Drossett Drive, Austin, Texas, 78744, a corporation organized under the laws of Delaware (hereinafter "Seller") to [Buyer], located [Address], a corporation organized under the laws of [area of incorporation] (hereinafter "Buyer"). Seller and Buyer (hereinafter collectively the "parties") each hereby represents, warrants and agrees as follows:


     1.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE

           (i) Buyer hereby subscribes for [written amount of dollars] (#) U.S. principal amount of Debentures, convertible into shares of ELSI common stock in accordance with the terms set forth in the form of Debenture attached as Exhibit A to this Agreement.

           (ii) Buyer shall pay the purchase price by delivering same day funds in United States Dollars to an escrow agent or as otherwise agreed between the parties, to be delivered to the order of Seller upon Delivery of the Debentures.

            (iii) This Agreement has been executed in connection with an offering (the "Offering") by Seller of the Debentures pursuant to Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Buyer will be notified of the date of the conclusion of the Offering.


     2.   BUYER'S REPRESENTATIONS

          Buyer represents and warrants to Seller as follows:

                (i) Buyer is not a "U.S. Person" as defined by Rule 902 of Regulation S, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

                 (ii)  At  the  time  the  buy  order  for   this
          transaction was originated, Buyer was outside the United States;

                (iii)     No offer to purchase the Debentures was
          made in the United States;

               (iv) Buyer is either (a) purchasing the Debentures for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has made the representations contained in Exhibit B hereto;

                (v)   All  subsequent offers  and  sales  of  the
          Debentures or the Shares will be made (a) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, (b) pursuant to registration of the Debentures or the Shares, respectively, under the Securities Act, or (c) pursuant to an exemption from such registration. Buyer understands the conditions of the exemption from registration afforded by Section 4(1) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption. In any case, Buyer will not resell the Debentures or the Shares to U.S. Persons or within the United States until after the end of the forty (40) day period commencing on the date of completion of the Offering (as defined above) (the "Restricted Period");

                (vi) Buyer agrees not to enter into any short sales with respect to the common stock of Seller at any time after the execution of this Agreement by Buyer and prior to the expiration of the Restricted Period.
          Buyer further agrees that, at all times after the execution of this Agreement by Buyer and prior to the expiration of the Restricted Period, it will keep its purchase of the Debentures confidential, except as required by law and except as necessary in the ordinary course of Buyer's business;

                (vii)      Buyer understands that the  Debentures
          are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such provisions. Accordingly, Buyer agrees to notify Seller of any events which would cause the representations and warranties of Buyer to be untrue or breached at any time after the execution of this Agreement by Buyer and prior to the expiration of the Restricted Period;

               (viii)    This Agreement has been duly authorized,
          validly executed, and delivered on behalf of Buyer and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                (ix) Any offering documents received by Buyer include statements to the effect that neither the Debentures nor the Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States or to U.S. Persons during the Restricted Period;

               (x) Buyer, in making the decision to purchase the Debentures subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties;

                (xi) In the event of resale of the Debentures or the Shares during the Restricted Period, Buyer shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Debentures or the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchaser shall provide such written confirmation or other notice upon resale during the Restricted Period; and

                (xii) Buyer has not taken any action that would cause Seller to be subject to any claim for commission or other fee or remuneration by any broker, finder, or other person and Buyer hereby indemnifies Seller against any such claim caused by the actions of Buyer or any of its employees or agents.

     3.   SELLER'S REPRESENTATIONS

          Seller represents and warrants to Buyer as follows:

                 (i) Seller is a "Domestic Issuer" and a "Reporting Issuer," as such terms are defined by Rule 902 of Regulation S. Seller has registered its common stock pursuant to Section 12(b) or (g) of the
          Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in full compliance with all reporting requirements of either Section 13(a) or 15(d) of the Exchange Act, and Seller's common stock trades on the NASDAQ Small Cap Market;

                (ii) Seller has furnished Buyer with copies of Seller's most recent Annual Report on its Form 10-K filed with the Securities and Exchange Commission and all Forms 10-Q and 8K filed thereafter;

               (iii) Seller has not offered the Debentures to any person in the United States, any identifiable group of U.S. citizens abroad, or to any U.S. Person;

                (iv) At the time the buy order was originated, Seller reasonably believed Buyer was outside the United
          States and was not a U.S. Person;

                (v) Seller reasonably believes that the sale of Debentures has not been prearranged with a Buyer in the United States.

                (vi) Seller has not conducted any "directed selling efforts" with respect to the Debentures nor has Seller conducted any general solicitation (as that term is used in Regulation D under the Securities Act) with respect to any of its securities;

                (vii) The Debentures and the Shares when issued and delivered will be duly and validly authorized and issued, fully-paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of Seller with respect to the Debentures or the Shares;

               (viii) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                (ix) The execution and delivery of this Agreement and the consummation of the issuance of the Debentures and the Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of Seller, or any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over Seller or any of its properties or assets;

                (x) Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Debentures as contemplated by this Agreement;

                (xi) Seller will issue one or more certificates representing the Debentures in the name of Buyer and in such denominations to be specified by Buyer prior to closing. Upon conversion of the Debentures, Seller will issue one or more certificates representing theShares in the name of Buyer without a restrictive legend and in such denominations to be specified by Buyer prior to conversion. Seller further warrants that no instructions other than these instructions, and instructions for a "stop transfer" until the end of the Restricted Period, have been given to the transfer agent and also warrants that the Debentures and the Shares shall otherwise be freely transferable by the Buyer on the books and records of Seller subject to compliance with Federal and State securities laws. Seller will notify the transfer agent of the date of completion of the Offering and of the date of expiration of the Restricted Period. Nothing in this section shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Debentures or the Shares;

               (xii) Seller has taken and will take no action that will affect in any way the running of the Restricted Period or the ability of Buyer to freely resell the Debentures or the Shares in accordance with applicable securities laws and this Agreement; and

                (xiii) Seller will comply with all applicable securities laws with respect to the sale of the Debentures and the Shares, including but not limited to the filing of all reports required to be filed in connection therewith with the Securities and Exchange Commission or any stock exchange or the NASDAQ stock market or any other regulatory authority.

     4. CLOSING. Debenture certificates shall be delivered to Buyer and the funds therefor shall be delivered to Seller on Friday, November 3, 1995 or at such time to be mutually agreed.

     5.   CONDITIONS TO CLOSING.

               (i) Buyer understands that Seller's obligation to sell the Debentures is conditioned upon delivery into escrow or otherwise as agreed between Buyer and Seller by Buyer of the amount set forth in Section 1 hereof.

               (ii) Seller understands that Buyer's obligation to purchase the Debentures is conditioned upon delivery of certificate(s) representing Debentures as described herein and provision of an opinion of counsel confirming the matters et out in Section 3(i), (vii),
          (viii), (ix), and (x) above.

     6. GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Facsimile signatures of this Agreement shall be binding on all parties hereto. All terms used herein that are defined in Regulation S under the Securities Act shall have the meanings set forth therein.


      IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


Official Signatory of Buyer:


Official Signatory of Seller:
Electrosource, Inc.